FOR IMMEDIATE RELEASE

MUZE ACQUIRES LOUDEYE’S U.S.-BASED OPERATIONS

Loudeye to focus on expanding global operations with its OD2 services; Deal significantly enhances Muze’s digital media service capabilities and opens new verticals

Seattle, WA and New York, NY – May 1, 2006 – Loudeye Corp. (Nasdaq: LOUD), a worldwide leader in business-to-business digital media solutions, and Muze, the leading provider of entertainment information services, announced today that Muze has acquired Loudeye’s U.S.-based services and operations in an asset purchase transaction for $11.0 million in cash. The transaction closed April 30, 2006. Muze assumed Loudeye’s web and mobile digital music commerce services, operating on Loudeye’s U.S.-based platform. The platform also has the capabilities to offer portable music subscription services to its customers. Live customers of the service are O2 Germany, ATT Wireless mMode MusicStore (now Cingular Wireless mMode Music) and BurnLounge. The acquisition by Muze also includes Loudeye’s encoding services, including for EMI Music customers, and music sound samples services, along with its hosting and internet radio services.

This transaction is a further step in Loudeye’s plan announced in February 2006 to focus on its key revenue generating customers, while substantially reducing Loudeye’s cost structure. This transaction better positions Loudeye to capitalize on growth opportunities in rapidly evolving digital media markets, including mobile, and to accelerate innovation on Loudeye’s OD2 service offering, which Loudeye offers globally. The success of the OD2 service has made Loudeye the #1 seller of Windows Media (WMA) formatted full track music downloads in Europe.

Muze has acquired Loudeye’s Seattle based digital media store services and online radio commerce solutions, which enable secure downloads of digital media content for online and mobile users. The acquisition includes the rights to a broad catalog from the four major labels, and many of the leading independent labels and aggregators. Muze clients now have access to digital music and radio, as well as fully-integrated or standalone e-commerce solutions. These services offer retailers and other entities a “branded” digital music experience, with rapid deployment and at a minimum of effort.

The acquisition also consolidates Muze’s U.S. and European sound sample libraries with Loudeye’s, creating the world’s largest label-sanctioned catalog in the world, augmented by the deepest, most comprehensive, and most accurate music database available today. This combination of leading-edge technology and world-class editorial content will enable Muze clients to greatly enhance their respective businesses through subscriptions or downloads of digital media, all in support of their specific business models.

“We are focused on achieving significant growth in our digital media store services globally. The market for digital music downloads, including mobile, is expanding at a fast pace, and we are well positioned in key markets to capitalize on this growth,” said Mike Brochu, Loudeye president and chief executive officer. “Moving forward, Loudeye remains committed to offering leading digital web and mobile services through our successful OD2 platform and we look forward to further expanding our services with existing partners as well as with ventures in new markets worldwide. This transaction is a continuation of our restructuring efforts to streamline operations, align technology platforms and significantly reduce our cost structure. The cash infusion from the deal also strengthens our balance sheet. We will provide more information about the transaction, together with our first quarter 2006 operating results, on our quarterly earnings conference call scheduled for May 9, 2006.”

According to Muze CEO Bill Stensrud, “Over the last 15 years, Muze has created the most comprehensive and highly-valued database for music, movies, games and books. As entertainment transitions from physical to digital media, this database becomes more critical than ever before in enhancing the consumer experience. It’s always been our intent to leverage Muze’s unique asset as a foundation on which to build a world-class digital commerce organization.” He adds, “With the addition of Loudeye’s proven digital media platform, we have expanded our world-class service offerings for our global customer base. With this acquisition, Muze is now truly the industry’s B2B choice for digital content.”

With the transaction, Muze significantly expands its global presence, with the addition of a Seattle office, adding to its New York headquarters and offices in the U.K. Loudeye will remain a U.S.-based publicly traded company, with offices in Seattle, Bristol and London, U.K., Paris, France, Cologne, Germany and Milan, Italy.

The digital music service customer relationships transferred in this transaction represented less than 2% of Loudeye’s total revenue for the year ended December 31, 2005, and the remaining encoding, samples service, hosting and internet radio services represented approximately 23% of Loudeye’s total revenue for the year ended December 31, 2005. Loudeye previously announced that encoding services for EMI Music, which represented 14% of total revenue for the year ended December 31, 2005, are expected to be transitioned to a new service provider during the second quarter 2006.

About Loudeye Corp.

Loudeye is a worldwide leader in business-to-business digital media solutions. Loudeye combines innovative services with a broad catalog of licensed digital music and an industry leading digital media infrastructure, enabling partners to rapidly and cost effectively launch complete, customized digital media stores and services. For more information, visit www.loudeye.com.

About Muze Inc.

Muze is the leading provider of tools and information used to connect people to art, education, and entertainment. Since 1991, Muze has provided the most comprehensive and accurate entertainment content available. In stores, at home, and on the go, Muze content drives the media experience by providing detailed information about entertainment products, turning browsers into buyers. Nearly 700 companies worldwide rely on Muze’s rich entertainment content. Muze provides solutions to a vast array of markets and verticals, ranging from in-store and online retail, portals, community sites, auction sites, and consumer electronics. Clients include Yahoo!, eBay, Tower Records, Best Buy, Overstock, Pricegrabber, Amazon, MSN, RealNetworks, BurnLounge, CNET, Virgin Megastores, Transworld Entertainment, goHastings.com, and many others. Muze is based in New York City, with European offices in London.

To learn more about Muze, please visit www.muze.com and www.muzeeurope.com.

Forward Looking Statements

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release are based on current estimates and actual results may differ materially due to risks, including the possibility of adverse changes in the market and growth projections for distribution of digital audio and video that Loudeye serves; adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital content; pricing pressures and other activities by competitors; the failure of hosting infrastructure; the complexity of digital media distribution services and delivery networks; any problems or failures in the structure, complexities or redundancies of Loudeye’s network infrastructure; failures in third party telecommunication and network providers to provide required transmission capacity; lack of market acceptance for Loudeye’s products and services; risks relating to Loudeye’s ability to continue as a going concern; and other risks set forth in Loudeye’s most recent Form 10-Q, Form 10-K and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.

Loudeye Contact:
Media/Public Relations
Karen DeMarco/Ariel Carpenter
mPRm for Loudeye
323.933.3399
kdemarco / acarpenter@mprm.com

Investor relations
Chris Pollak
(206) 832-4000
ir@loudeye.com

Muze U.S. Press Contact:
David Orban
212.824.0349
dorban@muze.com

Muze Europe Press Contact:
Doug Marshall
+44 (0)20 7566 8216
dmarshall@muzeeurope.com